                                                                     EXHIBIT 4.3
                                                                     -----------

 [NOTE: THE FOLLOWING DOCUMENT HAS NOT BEEN REVISED TO REFLECT THE EFFECTS OF
  EITHER (I) THE COMPANY'S REVERSE STOCK-SPLIT OR (II) THE RECAPITALIZATION
                 (AS DEFINED IN THE REGISTRATION STATEMENT).]


                                    WARRANT

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES WHICH MAY BE ACQUIRED UPON THE EXERCISE OF THIS COMMON STOCK PURCHASE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT.

Void after September 1, 2001        Right to Purchase 200,000 Shares of Common
                                    Stock of Carey International, Inc. (subject to adjustment as provided herein)


                           CAREY INTERNATIONAL, INC.
                         COMMON STOCK PURCHASE WARRANT

     Carey International, Inc., a Delaware corporation, (the "Company") for value received and subject to the terms set forth below, hereby grants to Carey Associates, L.P., a California limited partnership, its registered successors and assigns, (the "Holder") the right to purchase from the Company at any time or from time to time after the date hereof and prior to the earlier of (i) 3:00 p.m., Washington DC time, on the third anniversary of a Public Offering (as defined below), or (ii) 3:00 p.m., Washington DC time, on November 30, 2001, Two Hundred Thousand (200,000) fully paid and non-assessable shares of the Common Stock, par value $0.01 per share, of the Company, at the purchase price of $2.64 per share (the "Exercise Price"). The Exercise Price and the number and character of such shares of Common Stock purchasable pursuant to the rights granted under this Warrant are subject to adjustment as provided herein.

     This Warrant is subject to the following provisions:

     1.   Definitions.  As used herein the following terms have the meanings
          -----------
ascribed to them below:

     (a)  "Common Stock" means all stock of any class or classes (however
           ------------
designated) of the Company, authorized upon the Issue Date or thereafter, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

     (b)  "Issue Date" means September 1, 1991.
           ----------

     (c)  "Market Price" means, as to shares of the Common Stock: (i) if the
           ------------
shares of the Common Stock are listed on any national securities exchange or quoted on the National Association of Security Dealers, Inc. Automated Quotation System ("NASDAQ"), National Market Systems ("NMS"), the average of the daily closing prices for the fifteen (15) consecutive business days commencing twenty
(20) business days before the day in question (the "Trading Period"); (ii) if the shares of the Common Stock are not listed on any national securities exchange or quoted on NASDAQ/NMS but otherwise are quoted on NASDAQ, the average of the high and low bids as reported by NASDAQ for the Trading Period; or (iii) if the shares of the Common Stock are neither listed on any national securities exchange nor quoted on NASDAQ, the higher of (x) the Exercise Price then in effect, or (y) the tangible book value per share of Common Stock as of the end of the Company's immediately preceding fiscal year.

     (d)  "Other Securities" means any stock (other than Common Stock) and other
           ----------------
securities of the Company or any other Person (corporate or other) which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant in lieu or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to
Section 3.2 hereof or otherwise.

     (e)  "Person" means, without limitation, an individual, a partnership, a
           ------
corporation, a trust, a joint venture, an unincorporated organization, or a government or any department or agency thereof.

     (f)  "Public Offering" means an initial underwritten public offering
           ---------------
pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company.

     (g)  "This Warrant" means, collectively, this Warrant and all other stock
           ------------
purchase warrants issued in exchange therefor or replacement thereof.

     2.   Exercise of Warrant.
          -------------------

     2.1  Exercise Period.  The Holder may exercise this Warrant, in whole or in
          ---------------
part (but not as to a fractional share of Common Stock), at any time and from time to time after the date hereof and prior to the earlier of (i) 3:00 p.m., Washington DC time, on the third anniversary of a Public offering, or (ii) 3:00 p.m., Washington DC time, on November 30, 2001.

     2.2  Exercise Procedure.
          ------------------

     (a) This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"):

          (i) a completed Subscription Agreement as described in Section 2.4 hereof, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

          (ii)  this Warrant;

          (iii) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit B hereto, evidencing the assignment of this Warrant to the Purchaser together with any documentation required pursuant to Section 9(a) hereof; and

          (iv) a check payable to the owner of the company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.

     (b) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days after the Exercise Date, the Company at its expense will cause to be issued in the name of and delivered to the Holder hereof, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon exercise.

     (c) Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company at its expense will, within ten (10) days after the Exercise Date, issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock remaining issuable under this warrant.

     (d) The Common Stock (or Other Securities) issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock (or Other Securities) on the Exercise Date.

     (e) The issuance of certificates for shares of Common Stock (or Other Securities) upon exercise of this Warrant will be made without charge to the Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock (or other Securities).

     2.3  Acknowledgment of Continuing Obligations.  The Company will, at the
          ----------------------------------------
time of the exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

     2.4  Subscription Agreement.  The Subscription Agreement will be
          ----------------------
substantially in the form set forth in Exhibit A hereto, except that if the shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant are not to be issued in the name of the Holder hereof, the Subscription Agreement will also state the name of the Person to whom the certificates for the shares of Common Stock (or Other Securities) are to be issued, and if the number of shares of Common Stock (or Other Securities) to be issued does not include all the shares of Common Stock (or Other Securities) issuable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.

     2.5  Fractional Shares.  If a fractional share of Common Stock would, but
          -----------------
for the provisions of Section 2.1 hereof, be issuable upon exercise of the rights represented by this Warrant, the Company will, within ten (10) days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share, in an amount equal to the Market price of such fractional share as of the close of business on the Exercise Date.

     3.   Adjustments.
          -----------

     3.1  Adjustments for Stock Splits, Etc.  If the Company shall at any time
          ---------------------------------
after the Issue Date subdivide its outstanding Common Stock or Other Securities, by split-up or otherwise, or combine its outstanding Common Stock or Other Securities, or issue additional shares of its capital stock in payment of a stock dividend in respect of its Common Stock or Other Securities, the number of shares issuable on the exercise of the unexercised portion of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of combination, and the Exercise Price then applicable to shares covered by the unexercised portion of this Warrant shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of combination.

     3.2  Adjustment for Reclassification, Reorganization . Etc.  In case of any
          -----------------------------------------------------
reclassification, capital reorganization, or change of the outstanding Common Stock or Other Securities (other than as a result of a subdivision, combination or stock dividend), or in the case of any consolidation of the Company with, or merger of the Company into, another Person (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock or Other Securities of the Company, or in case of any sale or conveyance to one or more Persons of the property of the Company as an entirety or substantially, as an entirety at any time prior to the expiration of this Warrant, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder of this Warrant, so that the Holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock or Other Securities of the Company as to which this Warrant was exercisable immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock, and other securities and property, thereafter deliverable upon exercise hereof. If, as a consequence of any such transaction, solely cash, and no securities or other property of any kind, is deliverable upon exercise of this Warrant, then, in such event, the Company may terminate this Warrant by giving the Holder hereof written notice thereof. such notice shall specify the date (at least thirty (30) days subsequent to the date on which notice is given) on which, at 3:00 p.m., Washington, DC time, this Warrant shall terminate. Notwithstanding any such notice, this Warrant shall remain exercisable, and otherwise in full force and effect, until such time of termination.

     3.3  Adjustment for Dividends.  In case the Company shall, at any time or
          ------------------------
from time to time after the Issue Date, pay any dividend or make any other distribution upon its Common Stock (or Other Securities) payable in cash, property or securities of a corporation other than the Company, then forthwith upon the payment of such dividend, or the making of such other distribution, as the case may be, the Exercise Price then in effect shall be reduced by the amount of such dividend or other distribution in respect of each outstanding share of Common Stock (or Other Securities). The Board of Directors of the Company shall determine the fair value of any dividend or other distribution made upon Common Stock of the Company payable in property or securities of a corporation other than the Company.

     3.4  Certificate of Adjustment.  Whenever the Exercise Price or the number
          -------------------------
of shares issuable hereunder is adjusted, as herein provided, the Company shall promptly deliver to the registered Holder of this Warrant a certificate of the Treasurer of the Company, which certificate shall state (i) the Exercise Price and the number of shares of Common Stock (or other Securities) issuable hereunder after such adjustment, (ii) the facts requiring such adjustment, and
(iii) the method of calculation for such adjustment and increase or decrease.

     3.5  Small Adjustments.  No adjustment in the Exercise Price shall be
          -----------------
required unless such adjustment would require an increase or decrease in the Exercise Price of at least one percent; provided, however, that any adjustments which by reason of this Section 3.5 are not required to be made immediately shall be carried forward and taken into account at the time of exercise of this Warrant or any subsequent adjustment in the Exercise Price which, singly or in combination with any adjustment carried forward, is required to be made under Sections 3.1, 3.2 or 3.3.

     4.   No Dilution or Impairment.  The Company will not, by amendment of its
          -------------------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution, or other impairment.

     5.   Right to Convert Warrant into Common Stock.
          ------------------------------------------

     (a)  Right to Convert.  The Holder shall have the right to require the
          ----------------
Company to convert this Warrant (the "Conversion Right") into shares of Common Stock as provided in this Section 5. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Conversion Right from the aggregate fair market value of the Shares issuable upon exercise of this Warrant immediately prior to the exercise of the Conversion Right) by (y) the fair market value of one share of Common Stock immediately prior to the exercise of the Conversion Right.

     (b)  Method of Exercise.  The Conversion Right may be exercised by the
          ------------------
Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right shall be delivered to the Holder within thirty (30) days following the Company's receipt of this Warrant together with the aforesaid written statement.

     (c)  Determination of Fair Market Value.  For purposes of this Section 5,
          ----------------------------------
fair market value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

          (i) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, then the closing or last sale price, respectively, reported for the business day immediately preceding the Determination Date.

          (ii) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System but is quoted on NASDAQ, then the mean of the closing bid and asked prices reported for the business day immediately preceding the Determination Date.

          (iii) If the Company's Common Stock is not publicly traded, then as determined in good faith by the Company's Board of Directors upon a review of relevant factors.

     6.   Notices of Record Date, Etc.  In the event of:
          ----------------------------

     (a) any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class of the Company or any other securities or property, or to receive any other right; or

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other Person; or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

     (d) any proposed issue or grant by the Company of any shares of stock of any class or any other securities of the Company, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities of the Company (other than (i) the issue of Common Stock (or Other Securities) on the exercise of this Warrant, (ii) stock options to purchase shares of Common Stock which may be granted to employees of the Company or the issuance of such shares pursuant to the exercise of such options, and
(iii) any shares issued in transactions to which Sections 3.1 or 3.2 of this Warrant applies);

then and in each such event the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and
(iii) the amount and character of any stock of any class or other securities of the Company, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least twenty (20) days prior to the date therein specified.

     7.   Reservation of Stock, etc., Issuable on Exercise of Warrant.  The
          -----------------------------------------------------------
Company will at all times reserve and keep available solely for issuance and delivery upon the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of this Warrant.

     8.   Purchase Rights.  If at any time the Company grants, issues or sells
          ---------------
any rights or options to subscribe for or to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (or Other Securities) (the "Purchase Rights"), then the Holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock (or Other Securities) acquirable upon exercise of this warrant had this Warrant been fully exercised immediately prior to the date on which a record was taken for the grant, issuance or sale of such Purchase Rights, or, if no such record was taken, the date as of which the record holders of Common Stock (or Other Securities) were determined for the grant, issuance or sale of such Purchase Rights.

     9.   Disposition of This Warrant, Common Stock, Etc.
          ----------------------------------------------

     (a) The Holder of this Warrant and any transferee hereof or of the Common Stock (or Other Securities) with respect to which this Warrant may be exercisable, by their acceptance hereof, hereby understand and agree that this Warrant and the Common Stock (or Other Securities) with respect to which this Warrant may be exercisable have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) without an effective registration statement under the Act or an opinion of counsel satisfactory to the Company and/or submission to the Company of such other evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act. It shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant.

     (b) The stock certificates of the Company that will evidence the shares of Common Stock (or Other Securities) with respect to which this Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT$'), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION SATISFACTORY TO THE COMPANY OF COUNSEL SATISFACTORY TO THE COMPANY OF SUCH OTHER EVIDENCE AS ANY BE SATISFACTORY TO COUNSEL TO THE COMPANY. IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT."

     The Company does not file, and does not in the foreseeable future contemplate filing, periodic reports with the Securities and Exchange Commission ("SEC") pursuant to the provisions of the Securities Exchange Act of 1934, as amended. Except as otherwise provided in the Registration Rights Agreement of even date herewith between the parties hereto, the Company has not agreed to register any of the Holder's shares of Common Stock (or Other Securities) of the Company with respect to which this Warrant may be exercisable for distribution in accordance with the provisions of the Act, and the Company has not agreed to comply with any exemption from registration under the Act for the resale of the Holder's shares of Common Stock (or Other Securities) with respect to which this Warrant may be exercised. Hence, it is the understanding of the Holder of this Warrant that by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the SEC, the shares of Common Stock (or Other Securities) of the Company with respect to which this Warrant may be exercisable may be required to be held indefinitely, unless and until registered under the Act, unless an exemption from such registration is available, in which case the Holder may still be limited as to the number of shares of Common Stock (or Other Securities) of the Company with respect to which this Warrant may be exercised that may be sold from time to time.

     10.  Rights and Obligations of Warrant Holder.  The Holder of this Warrant
          ----------------------------------------
shall not, by virtue hereof, be entitled to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative actions by the Holder to purchase common Stock (or Other Securities) of the Company by exercising this Warrant and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price of Common Stock (or Other Securities) acquirable by exercise hereof or as a stockholder of the Company.

     11.  Transfer of Warrants.  Subject to compliance with the restrictions on
          --------------------
transfer applicable to this Warrant referred to in Section 9 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the registered Holder, upon surrender of this Warrant with a properly executed Assignment (in substantially the form attached hereto as Exhibit B), to the Company, and the Company at its expense will issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants in such denomination or denominations as may be requested but otherwise of like tenor, in the name of the Holder or as the Holder (upon payment of any applicable transfer taxes) may direct.

     12.  Replacement of Warrants.  Upon receipt of evidence reasonably
          -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     13.  Remedies.  The Company stipulates that the remedies at law of the
          --------
Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     14.  Company Records.  Until this Warrant is transferred on the books of
          ---------------
the Company, the Company may treat the registered

Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     15.   Miscellaneous.
           -------------

     15.1  Notices.  All notices and other communications from the Company to
           -------
the Holder of this Warrant shall be mailed by first class mail, postage prepaid, to such address as may have been furnished to the company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Warrant who has so furnished an address to the Company. All communications from the Holder of this Warrant to the Company shall be mailed by first class mail, postage prepaid, to the Company at 4530 Wisconsin Avenue, N.W., Washington, DC 20016, Attn: President or Chairman of the Board, or such other address as may have been furnished to the Holder in writing by the Company.

     15.2  Amendment and Waiver.  Except as otherwise provided herein, this
           --------------------
Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, waiver, discharge or termination is sought.

     15.3  Governing Law; Descriptive Headings.  This Warrant shall be construed
           -----------------------------------
and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.


CORPORATE                               CAREY INTERNATIONAL, INC.



                                        By:________________________________
                                           Its


Dated:  As of September 1, 1991.

ATTEST:



_______________________________
Title:

                                   EXHIBIT A

                            SUBSCRIPTION AGREEMENT

                 (To be signed only upon exercise of Warrant)


To:  CAREY INTERNATIONAL, INC.                         Date:

     The undersigned, the Holder of the within Warrant, pursuant to the provisions set forth in the within Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and agrees to subscribe for and purchase thereunder, _________________ shares of the Common Stock (or Other Securities) covered by such Warrant and herewith makes payment of $_____________ therefor, and requests that the certificates for such shares be issued in the amount of and delivered to ____________________________________
whose address is: ________________________________________. If said number of shares is less than all the shares covered by such Warrant, a new Warrant shall be registered in the name of the undersigned and delivered to the address stated below.


                                   Signature_______________________________
                                            (Signature must conform in all
                                            respects to name of Holder as
                                            specified on the face of the
                                            Warrant or on the form of
                                            Assignment attached as Exhibit B
                                            thereto.)

                                   Address_________________________________

                                          _________________________________


Signature Guarantee:

                                   EXHIBIT B

                                  ASSIGNMENT

                 [To be signed only upon transfer of Warrant]


     For value received, the undersigned hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant with respect to the number of shares of the Common Stock (or Other Securities) covered thereby set forth below, unto:

Name of Assignee              Address               No. of Shares
----------------              -------               -------------



Dated:


                                   Signature______________________________
                                            (Signature must conform in all
                                            respects to name of Holder as
                                            specified on the face of the
                                            Warrant.)

                                   Address________________________________

                                          ________________________________



Signature Guarantee:

                                      -13-